                                                                     EXHIBIT 5.1



                         [Perkins Coie LLP Letterhead]



                                 July 1, 1999



Primus Knowledge Solutions, Inc.
1601 Fifth Ave., Suite 1900
Seattle, WA 98101


Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 6,263,125 shares of Common Stock, par value $.025 per share (the "Shares"), which may be issued as follows:
1,000,000 shares pursuant to the Primus Knowledge Solutions, Inc. 1999 Employee Stock Purchase Plan; 2,309,482 shares pursuant to the Primus Knowledge Solutions, Inc. 1999 Stock Incentive Compensation Plan; 2,710,097 shares pursuant to the Primus Knowledge Solutions, Inc. 1995 Stock Incentive Compensation Plan; 8,332 shares pursuant to the Symbologic Corporation Non-Employee Director Stock Option Plan; and 235,214 shares pursuant to the Symbologic Corporation Employee Stock Option and Restricted Stock Award Plan.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance of Shares that may be issued pursuant to the plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the plans, and the receipt of consideration therefor in accordance with the terms of the plans, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ PERKINS COIE LLP